BrightView Holdings, Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to
Rule 83 of the Securities and Exchange Commission.

Exhibit 10.6

Execution Version

AMENDMENT TO FIRST LIEN CREDIT AGREEMENT

AMENDMENT, dated as of June 30, 2014 (this “Amendment”), to that certain First Lien Credit Agreement, dated as of December 18, 2013 (as amended, restated, supplemented or otherwise modified on or prior to the date hereof prior to giving effect to this Amendment, the “Existing Credit Agreement”; and as amended hereby, the “Credit Agreement”) among Garden Acquisition Holdings, Inc. (“Holdings”), The Brickman Group Ltd. LLC (the “Borrower”), the lending institutions from time to time parties thereto (the “Lenders”) and Morgan Stanley Senior Funding, Inc., as the Administrative Agent and the Collateral Agent.

W I T N E S S E T H :

WHEREAS, subject to the terms and conditions of the Credit Agreement, the Borrower may establish New Term Loan Commitments and New Revolving Credit Commitments by, among other things, entering into one or more Joinder Agreements with New Term Loan Lenders and New Revolving Loan Lenders, as applicable;

WHEREAS, the Borrower, the Administrative Agent and Collateral Agent, and the Lenders party thereto have entered into an Amended and Restated Joinder Agreement, dated as of June [23], 2014 (the “Joinder Agreement”), pursuant to which the Borrower has obtained New Term Loan Commitments in an aggregate principal amount of $725,000,000 and New Revolving Credit Commitments in an aggregate principal amount of $100,000,000;

WHEREAS, Section 13.1 of the Existing Credit Agreement provides that the Credit Agreement and the other Credit Documents may be amended to effect an incremental facility pursuant to Section 2.14 and the Administrative Agent and the Borrower may effect such amendments to the Credit Agreement and the other Credit Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the terms of any such incremental facility;

WHEREAS, the amendments to the Credit Agreement effected by the Joinder Agreement are necessary or appropriate and permitted under the Credit Agreement (including pursuant to Section 2.14(f) and Section 13.1 thereof);

WHEREAS, Section 13.1 of the Existing Credit Agreement provides that the Borrower and the Administrative Agent may amend the Existing Credit Agreement and the other Credit Documents for certain purposes, including to effect technical changes;

WHEREAS, the parties hereto wish to amend the Existing Credit Agreement on the terms set forth herein;

NOW, THEREFORE, in consideration of the premises contained herein, the parties hereto agree as follows:

1. Defined Terms. Unless otherwise defined in this Amendment, each capitalized term used in this Amendment has the meaning assigned to such term in the Credit Agreement

2. Amendments. The following definitions in Section 1.1 of the Credit Agreement are hereby amended and restated in their entirety as follows:

“Letter of Credit Commitment” shall mean $100,000,000, as the same may be reduced from time to time pursuant to Section 3.1.

BrightView Holdings, Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to
Rule 83 of the Securities and Exchange Commission.

“Letter of Credit Issuer” shall mean (i) in the case of standby Letters of Credit only, Morgan Stanley Bank, N.A., Jefferies Finance LLC, Jefferies LLC and MIHI LLC, and any of their applicable respective Affiliates or branches or designated fronting entities and (ii) any replacement, additional issuer, or successor pursuant to Section 3.6. References herein and in the other Credit Documents to the Letter of Credit Issuer shall be deemed to refer to the Letter of Credit Issuer in respect of the applicable Letter of Credit or to all Letter of Credit Issuers, as the context requires.

3. Representations and Warranties. The Borrower hereby represents and warrants that, as of the Amendment Effective Date (as defined below) (a) no Default or Event of Default has occurred and is continuing and (b) all representations and warranties made by any Credit Party contained in the Credit Agreement or in the other Credit Documents are true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date hereof (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date).

4. Effectiveness of Amendment. This Amendment shall become effective (the “Amendment Effective Date”) when the Administrative Agent shall have received a counterpart of this Amendment executed by the Administrative Agent and the Borrower, which Amendment Effective Date shall be June 30, 2014. On and after the Amendment Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement and each reference in the Credit Documents to “the Credit Agreement,” “thereunder,” “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

5. Continuing Effect; No Other Amendments or Waivers. Except as set forth expressly hereinabove, all terms of the Credit Agreement and the other Credit Documents shall be and remain in full force and effect, and shall constitute the legal and binding obligation of the Credit Parties party thereto, enforceable against the Credit Parties in accordance with their respective terms. Except to the extent otherwise expressly set forth herein, the amendments set forth herein shall have prospective application only from and after the date of this Amendment.

6. Counterparts. This Amendment may be executed in any number of counterparts (including by facsimile or other electronic means) and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

7. GOVERNING LAW. This Amendment shall be construed in accordance with and governed by the law of the State of New York.

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BrightView Holdings, Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to
Rule 83 of the Securities and Exchange Commission.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

THE BRICKMAN GROUP LTD. LLC, as the Borrower

By:	/s/ Anthony J. Skarupa
Name: Anthony J. Skarupa
Title: Chief Financial Officer

[Brickman – Amendment to the First Lien Credit Agreement]

BrightView Holdings, Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to
Rule 83 of the Securities and Exchange Commission.

MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent

By:	/s/ Nicholas Ramos
Name: Nicholas Ramos
Title: Authorized Signatory

[Brickman – Amendment to the First Lien Credit Agreement]